UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GLYC	The Nasdaq Stock Market

Indícate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2023, GlycoMimetics, Inc. (the “Company”) and Dr. John Magnani, the Company’s Senior Vice President of Research and Chief Scientific Officer, entered into an agreement (the “Transition Agreement”) pursuant to which the Company and Dr. Magnani have agreed that his employment with the Company will end on March 31, 2023, unless earlier terminated in accordance with the terms of the Transition Agreement (such effective date of termination, the “Separation Date”).

Under the Transition Agreement, subject to Dr. Magnani executing a general release of claims in the Company’s favor, the Company will pay Dr. Magnani severance of $40,000, subject to payroll deductions and withholdings, such amount to be payable in equal installments over a three-month period after the Separation Date. The Company will also pay the federal COBRA (or, if applicable, state continuation coverage) premiums to continue healthcare coverage for Dr. Magnani and his covered dependents, as applicable, for 15 months from the Separation Date or, if earlier, the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment or the date on which he ceases to be eligible for COBRA or state continuation coverage for any reason (such period, the “COBRA Payment Period”).  If the Company determines that its payment of the COBRA premiums on Dr. Magnani’s behalf would violate applicable law, then the Company will pay Dr. Magnani each month during the COBRA Payment Period a cash payment equal to the COBRA premium for such month, subject to applicable tax withholding.

The Company and Dr. Magnani intend to enter into a separate agreement (the “Consulting Agreement”), to be effective as of the Separation Date, pursuant to which Dr. Magnani will, at the request of the Company’s President and Chief Executive Officer, or his designee, provide the Company with consulting services through June 30, 2024.  Dr. Magnani’s provision of services under the Consulting Agreement will constitute “Continuous Service” for purposes of continued vesting and exercising of his outstanding equity awards under the Company’s equity incentive plans.

The foregoing descriptions of the Transition Agreement and Consulting Agreement are qualified in their entirety by reference to the full text of such agreements.  Copies of the Transition Agreement and, if executed, the Consulting Agreement will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: February 21, 2023		Brian M. Hahn Senior Vice President and Chief Financial Officer

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